Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Variable Portfolio - Income Series, Inc.:
     AXP Variable Portfolio - Core Bond Fund
     AXP Variable Portfolio - Diversified Bond Fund
     AXP Variable Portfolio - Global Bond Fund
     AXP Variable Portfolio - High Yield Bond Fund
     AXP Variable Portfolio - Income Opportunities Fund
     AXP Variable Portfolio - Short Duration U.S. Government Fund AXP Variable Portfolio - Investment Series, Inc.:
     AXP Variable Portfolio - Equity Select Fund
     AXP Variable Portfolio - Growth Fund
     AXP Variable Portfolio - Large Cap Equity Fund
     AXP Variable Portfolio - Large Cap Value Fund
     AXP Variable Portfolio - New Dimensions Fund
     AXP Variable Portfolio - S&P 500 Index Fund
     AXP Variable Portfolio - Small Cap Advantage Fund
     AXP Variable Portfolio - Strategy Aggressive Fund
     AXP Variable Portfolio - Threadneedle Emerging Markets Fund AXP Variable Portfolio - Threadneedle International Fund
AXP Variable Portfolio - Managed Series, Inc.:
     AXP Variable Portfolio - Diversified Equity Income Fund
     AXP Variable Portfolio - Managed Fund
AXP Variable Portfolio - Money Market Series, Inc.:
     AXP Variable Portfolio - Cash Management Fund
AXP Variable Portfolio - Partners Series, Inc.:
     AXP Variable Portfolio - Partners Select Value Fund
     AXP Variable Portfolio - Partners Small Cap Value Fund


We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm"in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 27, 2004